Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 1, 2019, relating to the financial statements of LogicBio Therapeutics, Inc. incorporated by reference in the Annual Report on Form 10-K of LogicBio Therapeutics, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 15, 2019